SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by registrant  X

Filed by a party other than the registrant ___

Check the appropriate box:

 X    Preliminary proxy statement

___   Definitive proxy statement

___   Definitive additional materials

___ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             The Montana Power Company
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

 X    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

___   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).

___   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transactions applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

 (4)  Proposed maximum aggregate value of transaction:  N/A

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

N/A = NOT APPLICABLE

 (1)  Amount previously paid:

      ____________________________________________________________

 (2)  Form, schedule or registration statement no.:

      ____________________________________________________________

 (3)  Filing party:

      ____________________________________________________________

 (4)  Date filed:

      ___________________________________________________________

                                           March 23, 1995



To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of The Montana Power Company. The meeting will be held at the Civic Center, 1340 Harrison Avenue, Butte, Montana, on Tuesday, May 9, 1995, at 10:00 a.m.

      At this meeting, you will be asked to elect four persons to the Board of Directors; and to authorize an amendment to the Articles of Incorporation.

      We hope that you will be able to attend the meeting. To make certain your vote is counted, please sign and date the enclosed proxy card and return it in the envelope provided. No postage is required. Sending in your proxy at this time will not affect your right to vote in person, should you be present at the meeting.

      We look forward to seeing you on May 9. Thank you for your continued confidence and support.

                              Sincerely,



                              Daniel T. Berube
                              Chairman of the Board of Directors

                            THE MONTANA POWER COMPANY

                              _____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                           40 East Broadway
                                           Butte, Montana  59701-9394

                                           March 23, 1995

To the Shareholders of

      THE MONTANA POWER COMPANY

      You are invited to attend the Annual Meeting of the Shareholders of The Montana Power Company which will be held at the Civic Center, 1340 Harrison Avenue, Butte, Montana, on Tuesday, May 9, 1995 at 10:00 a.m. for the following purposes:

      1.    To elect four Directors for a term of three years;

      2. To consider an amendment to the Articles of Incorporation which would require the affirmative vote of two-thirds of the outstanding shares of the Company in order to change the current staggered board structure or the number of directors.

      3. To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 6, 1995, as the record date for the determination of shareholders entitled to vote at this meeting.

      Your attention is directed to the Proxy Statement and Proxy enclosed herewith.

                              By Order of the Board of Directors



                              Pamela K. Merrell
                              Vice President and Secretary


      The interest and cooperation of all shareholders in the affairs of The Montana Power Company are considered to be of the greatest importance by your Company's Board of Directors. If you do not expect to attend the annual meeting, it is urgently requested that you promptly mark, sign, date and return the enclosed proxy in the envelope provided herewith. If you do so now, the Company will be saved the expense of follow-up solicitations.

                            THE MONTANA POWER COMPANY
                  40 EAST BROADWAY, BUTTE, MONTANA  59701-9394

                                                 March 23, 1995

                                 PROXY STATEMENT

      The accompanying proxy is solicited by the Board of Directors of The Montana Power Company, a Montana corporation, for use at the Annual Meeting of Shareholders on May 9, 1995, or at any adjournment thereof.

      This proxy statement and the accompanying proxy were mailed on or about March 23, 1995.

VOTING SECURITIES AND PRINCIPAL HOLDERS:

      The outstanding voting securities of the Company on March 6, 1995 were:

      (a)   _____________ shares of no par value Common Stock.

      (b) 1,919,589 shares of no par value Preferred Stock, $6.00 Series, $4.20 Series, $2.15 Series and $6.875
            Series.

      Generally, shareholders will vote as a single class and are entitled to one vote for each share held of Common Stock and Preferred Stock. With respect to the election of Directors, each shareholder is entitled to as many votes as equals the number of shares held of Common Stock and Preferred Stock multiplied by the number of Directors to be elected, and may cast all of such votes in person or by proxy for a single candidate or may distribute them among any two or more of them, as he or she may see fit. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting in which a majority of the shares entitled to vote are present in person or by proxy. You may withhold your vote from any nominee for Director by writing his or her name in the appropriate space on the proxy card.
Where proxies are marked "withhold authority," these shares are included in the determination of the number of shares present and voting. Broker non-votes are counted in determining the presence of a quorum, but will not be counted as a vote in favor of the Proposal set forth in Item 2. If you return a signed proxy card that does not indicate your voting preferences, your shares will be voted for both the election of the nominated Directors (cumulatively or otherwise) and the Item 2 Proposal. The affirmative vote of the holders of at least two-thirds of the outstanding shares will be required for the approval of the
Item 2 Proposal.

      A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders with respect to any proxy will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

      Only shareholders of record at the close of business on March 6, 1995 are entitled to vote at the meeting.

      If you do not expect to be present at the meeting, kindly mark, sign and date the accompanying proxy and return it promptly in the enclosed envelope so that your shares may be represented at the meeting.

ITEM 1.  ELECTION OF DIRECTORS

      Four Directors will be elected at the meeting for terms of three years and until the election and qualification of their respective successors. The four nominees for election are, at present, members of the Board of Directors of the Company. The names and certain information with respect to the nominees and the ten other Directors whose terms do not expire this year are as follows:

NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 1998

      R. D. Corette - Mr. Corette, 54, a Director of the Company since July 1, 1990. He has been an Attorney and an owner in the law firm of Corette, Pohlman, Allen, Black, and Carlson, Butte,
MT since 1966.

      Beverly D. Harris - Ms. Harris, 61, a Director of the
Company since December 1, 1992.  She has been President since
January 1971 and Director since January 1972 of Empire Federal
Savings & Loan Association, Livingston, MT.

      Arthur K. Neill - Mr. Neill, 57, a Director of the Company since January 1, 1990. He has been Executive Vice President -
Generation and Transmission since January 1, 1994 and was
Executive Vice President - Utility Services of the Company from
January 1987 to January 1994.

      Noble E. Vosburg - Mr. Vosburg, 53, a Director of the Company since October 25, 1988. He has been President and Chief Executive Officer of Pacific Steel & Recycling, Great Falls, MT, a steel service center and recycling business, since May 1982.

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1997

      Kay Foster - Ms. Foster, 53, a Director of the Company since January 1, 1992. She has been the owner of Planteriors
Unlimited, Billings, MT, an interior foliage plant sales and maintenance business, since December 1980.

      Chase T. Hibbard - Mr. Hibbard, 46, a Director of the Company since October 1, 1993. He has been a Montana State Representative since January 1, 1993. He has been President of the Sieben Live Stock Co., MT, a sheep and cattle ranch, since January 1981 and President of Hibbard Management Company, Helena, MT, which provides consulting services to agriculture, since January 1984.

      Daniel P. Lambros - Mr. Lambros, 63, a Director of the
Company since November 24, 1987.  He has been President of
Lambros Realty, Missoula, MT, a real estate firm, since August
1961.

      Carl Lehrkind, III - Mr. Lehrkind, 56, a Director of the Company since July 1, 1984. He has been President of Lehrkind's, Inc., Bozeman, MT, a beverage bottler and distributor, since February 1970, and President, Owner and Operator of Yellowstone Country Food and Beverage, a restaurant, Livingston, MT and Miles City, MT, since February 1993.

      Jerrold P. Pederson - Mr. Pederson, 52, a Director of the Company since July 1, 1993. He has been Vice President and Chief Financial Officer of the Company since May 14, 1991, and was Vice President of Corporate Finance and Controller from June 1, 1990 to May 14, 1991 and Controller from August 1, 1982 to June 1, 1990.

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1996

      Daniel T. Berube - Mr. Berube, 61, a Director of the Company since January 1, 1992. He has been Chief Executive Officer of the Company since January 1, 1992 and Chairman of the Board since July 1, 1992. He was President and Chief Executive Officer of Entech, Inc., the Company's subsidiary, from January 1, 1990 to December 31, 1991, President and Chief Operating Officer of Entech, Inc. from January 8, 1988 to December 31, 1989.

      Alan F. Cain - Mr. Cain, 55, a Director of the Company since March 28, 1989. He has been President and Chief Executive
Officer of Blue Cross/Blue Shield of Montana, Helena, MT, a health insurance company, since March, 1986.

      Robert P. Gannon - Mr. Gannon, 50, a Director of the Company since January 1, 1990. He has been President and Chief
Operating Officer of the Company, responsible for utility operations, since January 1, 1990, and was Vice President and General Counsel from December 28, 1984 to December 31, 1989.
Mr. Gannon also has been a Director of Buttrey Food and Drug Stores Company, a food and drug retailer, since May, 1992.

      James P. Lucas - Mr. Lucas, 67, a Director of the Company since March 1, 1982. He has been President of and the Senior
Attorney in Lucas and Monaghan, P.C., a law firm, Miles City, MT, since January 1977.

      George H. Selover - Mr. Selover, 65, a Director of the Company since 1986. He has been President of Selover Buick, Inc., Billings, MT, an auto sales and service business, since November 6, 1961. Until January 20, 1994, Mr. Selover was a Director of Big Sky Airlines, Billings, MT, a commuter airline, doing business as Big Sky Transportation Company of which Mr. Selover was the Director, Vice Chairman and Corporate Secretary.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The table below and information following set forth the number of shares beneficially owned on February 7, 1995, by each of the directors and each of the named executive officers in the Summary Compensation Table and all of the directors and all executive officers as a group. The shares beneficially owned by any director or named executive officer, or by all directors and executive officers as a group, do not exceed one percent of the Common and Preferred Stock outstanding.




                                    Shares of
        Name of                   Common Stock
   Beneficial Owner            Beneficially Owned

Daniel T. Berube               26,728 (1) (10)
Alan F. Cain                      414 (2)
R. D. Corette                   2,024 (3)
Richard F. Cromer              15,553 (1) (4) (10)
Kay Foster                      1,312
Robert P. Gannon               15,563 (1) (10)
Beverly D. Harris               1,671
Chase T. Hibbard                1,400 (5)
Daniel P. Lambros               1,000
Carl Lehrkind, III              2,881 (6)
James P. Lucas                  1,319
James J. Murphy                26,475 (1) (10)
Arthur K. Neill                20,395 (1) (10)
Jerrold P. Pederson            14,605
George H. Selover                 700 (7)
Noble E. Vosburg                1,035 (8)

All Directors and
Executive Officers
as a group (26 in
number)                        247,760 (9)

 (1) Includes shares in the Deferred Savings and Employee Stock Ownership Plan attributable to the Company's and the employee's contributions as follows: Mr. Berube -
      8,029 shares, Mr. Cromer - 3,874 shares, Mr. Gannon - 5,497 shares, Mr. Murphy - 4,052 shares, and Mr. Neill - 4,441 shares.

 (2) Includes 9 shares owned by Mr. Cain's spouse of which Mr. Cain disclaims beneficial ownership.

 (3) Includes 68 shares of Common Stock owned by the estate of Mr. Corette's deceased father (which also owns 1 share of the $6.00 Series Preferred Stock) of which estate
      Mr. Corette is Personal Representative and of which shares Mr. Corette disclaims beneficial ownership; 200 shares owned by Mr. Corette's mother for whom Mr. Corette is Conservator and of which he disclaims beneficial ownership.

 (4) Includes 966 shares held by Mr. Cromer's spouse of which he disclaims beneficial ownership; and 51 shares held in a custodian account for his granddaughter of which Mr. Cromer is the custodian and with respect to which he has voting and investment power.

 (5) Includes 1,200 shares held by Margaret Sieben Hibbard Trust of which Mr. Hibbard has one-third beneficial ownership.
      Mr. Hibbard has neither voting nor investment power.

 (6) Includes 600 shares of Common Stock held by the Trustee for Lehrkind's, Inc. Profit Sharing Plan #2 of which
      Mr. Lehrkind is a beneficiary and with respect to which he has shared voting and investment power; and 1,781 shares of Common Stock held by Lehrkind's Inc., with respect to which he has shared voting and investment power.

 (7) Includes 300 shares held in Selover Buick profit sharing plan, of which Mr. Selover is a beneficiary and with respect to which he has shared voting and investment power.

 (8) Includes 134 shares held by Mr. Vosburg's spouse of which Mr. Vosburg disclaims beneficial ownership.

 (9) Includes 67,033 shares held for Executive Officers in the Deferred Savings and Employee Stock Ownership Plan described on page ___ hereof, 129,604 option shares exercisable within 60 days of the date as to which ownership is stated, and 12,992 shares of restricted stock, awarded on January 10, 1994, under the Long-Term Incentive Plan described, on page __.

(10) Includes, option shares exercisable within 60 days of the date as to which ownership is stated in the following amounts: 13,933 for Mr. Berube, 8,414 for Mr. Cromer, 10,066 for Mr. Gannon, 11,425 for Mr. Murphy, 15,466 for
      Mr. Neill, and 8,296 of restricted stock awarded to Mr. Murphy on January 10, 1994 under the Long-Term Incentive Plan described on page __ hereof.

           MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     There were nine Board of Directors meetings in 1994.  Each
Director attended 75 percent or more of the aggregate of the meetings of the Board and the Board Committees of which he/she was a member.

AUDIT COMMITTEE
     The Audit Committee is composed of Vosburg
(Chairman), Corette, Harris, Lucas and Selover, none of whom are employees of the Company. The Audit Committee met four times during 1994. The duties of the Audit Committee include recommending to the Board of Directors a firm of independent certified public accountants to audit the books and records of the Company, reviewing the audit with the independent accounting firm and recommending its approval to the Board of Directors. The Committee also reviews and approves major accounting policies, reviews the adequacy of principal internal controls, reviews the adequacy of disclosure of information essential to a fair presentation of the financial affairs of the Company and provides an avenue of communications between the Board of Directors and accounting and financial personnel, both external and internal. The Committee also reviews the scope and content of the Company's Code of Business Conduct, and considers any significant irregularities or exceptions reported to it.

PERSONNEL COMMITTEE
     The Personnel Committee is composed of Directors Lucas (Chairman), Cain, Corette, Foster, Harris, Hibbard, Lambros, Lehrkind, Selover and Vosburg, all of whom are non-employee Directors. The Personnel Committee met six times during 1994. The duties of the Personnel Committee include recommending to the Board of Directors a slate of Officers for election for the ensuing year, the administration of all employee retirement and welfare plans and programs, and the compensation of Officers of the Company. The Personnel Committee's report on Executive Compensation is on page __.

NOMINATING COMMITTEE
     The Committee on Directors' Affairs, which serves as a Nominating Committee, is composed of non-employee Directors Lambros (Chairman), Cain, Corette, Lehrkind, Lucas and Berube, the Company's CEO and Chairman of the Board. The Committee on Directors' Affairs met three times during 1994. The purpose of the Committee is to recommend to the Board of Directors persons to be elected to the Board when vacancies exist or when any additions to the Board may be authorized. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Committee in care of the Secretary of the Company.

     The Board of Directors also has an Executive Committee, a Contributions Committee, a Public Policy Committee, a Finance
Committee and a Special Committee on Mergers and Acquisitions.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Non-employee Directors of the Company are paid $18,500 per year plus $500 for each meeting of a Committee of the Board attended, except those held in conjunction with regular Board meetings. They also receive $850 for attending each special meeting of the Board held in addition to the regularly scheduled Board meeting.

     Non-employee Directors who serve on the Board of Entech, Inc., the Company's subsidiary, are paid $18,500 per year plus $500 for each committee meeting attended, except those held in conjunction with regular Board meetings. They also receive $850 for attending each special meeting of the Board held in addition to the regularly scheduled Board meeting.

     The Company and Entech, Inc. have Deferred Compensation Plans for non-employee Directors which permits such directors to defer their compensation until their retirement from the Boards of Directors. During 1994, Mr. Vosburg deferred $9,167,
Mr. Lambros $17,833 and Mr. Lehrkind $16,085. The deferred compensation earns interest at the rate determined by the Company based on Moody's Average Baa Corporate Bond rates. In addition, all Company and Entech Directors are eligible to participate in the Non-Qualified Benefit Restoration Plan described on page ___.

              PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION
     Under rules of the Securities and Exchange Commission (SEC), the Company is required to provide certain information concerning compensation to the Company's Chairman and Chief Executive Officer and its four other most highly compensated executive officers. The disclosure requirements for these individuals (named executive officers) includes the use of tables and a report of the committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Personnel Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

PERSONNEL COMMITTEE REPORT
     The Personnel Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning the salaries of officers. The Committee is also responsible for overseeing other forms of compensation and benefits to officers as well as for the employees of the Company generally. The Personnel Committee was in 1994 and is now comprised of all non-employee directors.

COMPENSATION PHILOSOPHY
     The compensation philosophy for executive officers conforms to the compensation philosophy of the Company generally for all employees. The Company endeavors to:

- -    provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

- -    provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

- -    provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership; and

- -    provide internal equity among employees, assuring reasonable relationship between salaries for positions and positional relationships.

EXECUTIVE OFFICERS' COMPENSATION

     The Personnel Committee made a comprehensive review of executive compensation in 1994. The Committee engaged Towers Perrin, a compensation consultant, to conduct a competitive total compensation review of utility companies covering 13 utility officers and the President of the Independent Power Group, including all of the named executive officers except James J. Murphy, whose compensation was addressed separately, as he is the President of a wholly-owned non-utility subsidiary. Towers Perrin reviewed base salaries, total cash compensation (base salary plus annual bonus) and total compensation (base salary, annual bonus and long-term incentive opportunity).

     Towers Perrin used the Edison Electric Institute (EEI) survey as its primary data base for comparisons. The EEI survey data of 95 electric utilities was adjusted for company revenue size using regression analysis. Many of the companies in the Peer Group shown in the Performance Graph, the Standard and Poor's 24 Electric Company Index, are included in this EEI data base. Additionally, Towers Perrin used a peer group of 20 electric utilities similar to the surveys which had been used historically by the Company for executive compensation comparisons. Data for this second group was also taken from the EEI survey data base. This group of 20 utilities was chosen on the basis of its revenue comparability to the Company. Other survey data, including private Towers Perrin surveys of gas companies and independent power producers, were also used in a few instances where the EEI survey and the 20 electric utility survey data did not have adequate position comparisons. Comparisons for each position were made to the median compensation for the EEI revenue adjusted data base, the 20 electric utility survey, and for the other surveys where necessary.

     Towers Perrin concluded from this analysis that, overall, the Company's base salaries were approximately 10% below competitive levels; that the absence of an annual bonus opportunity resulted in total cash compensation which was 26% below competitive practices; and, that because the Company had not made any long-term incentive awards for several years, total compensation was, on average, 35% below competitive practices. Finally, Towers Perrin concluded that the absence of annual incentive and current long-term incentive grants resulted in total compensation to executives that was substantially below competitive practices and which was not sufficiently objectively related to the Company's performance.

     As a result of these conclusions Towers Perrin made recommendations concerning adjustment to base salaries and awards of long-term incentive compensation opportunities. Based upon these recommendations, as well as considerations of other subjective factors such as the performance of the individual officer, an assessment of the officer's value to the Company, internal equity among officers and employees, and the Company's recent performance, the Committee adjusted base salaries to bring them closer to competitive levels. However, with only one exception, even the adjusted base salaries remain below median base salary levels in the surveys. The exception was a salary which was at the median after adjustment.

     In addition to adjusting salaries in 1994, the Committee made awards of long-term incentive opportunities. The Committee made the awards based upon the Towers Perrin recommendations and its compensation philosophy of providing an appropriate linkage between compensation and the creation of shareholder value and of providing compensation comparable to that offered by similar companies as determined by the compensation surveys. The Committee awarded options and the right to receive the equivalent, in cash, of the dividends on the options. The dividend equivalent awards are subject to the achievement of certain performance criteria over the three years from January 1, 1994 to December 31, 1996. The amount of the awards for each officer was determined by comparison of the value of the awards to the survey information, with the goal of bringing total compensation closer to the median for the survey groups.
However, even after the awards, total compensation remains below competitive practices as determined by Towers Perrin. The options, granted under the Company's Long-Term Incentive Plan described below, were granted at 100% of the closing price on the New York Stock Exchange - Composite Transaction on the date of grant. One-third of the options are exercisable on March 31, 1995, one-third on December 31, 1995 and one-third on December 31, 1996; all have an exercise period of ten years from the date of grant. The dividend equivalent performance criteria for officers with responsibilities for the utility and the non-utility subsidiaries is a comparison of the performance of the Company to the same Peer Group used in the performance graph in this Proxy Statement--the Standard and Poor 24 Electric Company Index. For these officers, in order to receive maximum payout (125%) of the dividend equivalent opportunity, the Company's total shareholder return (TSR) for the years 1994 through 1996 must be in at least the 90th percentile of the TSR for the Standard and Poor's 24 Electric Companies. Payout decreases proportionately with the Company's decrease in TSR performance and no payout will be made if the Company's TSR is less than the 50th percentile of the Index companies. Officers responsible only for the utility have two additional performance measures: predetermined return on equity and utility rate competitiveness goals for the 1994-1996 time period. Richard F. Cromer, President of the Independent Power Group, also has two additional performance measures: predetermined return on equity and net income for the same period. Each performance measure accounts for one-third of the total measures. Payout of any of the dividend equivalents will not be determined or made until after the 1994-1996 period is over and the Committee determines the extent to which the goals have been achieved. The option grants to the named executive officers are shown on the Option Grant Table, infra, and the dividend equivalent awards are shown on the Long-Term Incentive Plan Table, infra.

     The Personnel Committee did not consider the salary of Mr. Murphy, as Mr. Murphy is President of Entech, Inc., a wholly-owned subsidiary of the Company. However, the Committee, in its capacity as the administrator of the Company's Long-Term Incentive Plan, did make grants of restricted stock to Mr. Murphy in 1994.

     Mr. Murphy's salary was reviewed by the Personnel Committee of the Entech Board of Directors (a non-employee director committee) in 1994. His salary was adjusted using the same criteria and procedure as described above for the Company's officers, except that Towers Perrin did not perform the competitive analysis and the survey information was gleaned from companies similar to Entech, Inc.--that is, coal and natural resource companies. Hay executive compensation surveys were also used for comparison. His salary was lower than the median for comparable positions and, thus, it was increased to bring it closer to the market, although it remains below the median.

     The Company's Personnel Committee, in its role as administrator of the Company's Long-Term Incentive Plan described below, did consider incentive compensation for Entech Officers and also hired a consultant, Howard Johnson & Company, to examine compensation to Entech, Inc. officers. The consultant determined that the absence of any short or long-term incentive compensation caused these officers' salaries to be substantially below the market and that compensation needed to be more closely and objectively tied to performance, similar to the Towers Perrin conclusions concerning the Company's officers. Therefore, grants of restricted stock were awarded to Entech, Inc. officers in 1994 which had performance and time restrictions. The performance restriction for Mr. Murphy for 1994 was the achievement of a predetermined net income for Entech, Inc. The 1995 and 1996 performance measures will be established by the Personnel Committee. In order to have the performance restrictions removed on all of the restricted stock, the performance targets, must be met. The amounts of restricted stock which can be earned is reduced proportionately with reductions in the performance actually achieved and none of the award is earned if actual performance is less than 85% of the target. To the extent performance targets are met, there is an additional three year restriction which must pass before unrestricted stock is issued. To the extent performance measures are not met, restricted shares are cancelled. The Long-Term Incentive Plan Table shows the amount of restricted stock granted in 1994. Regular dividends are paid on the outstanding, uncancelled restricted stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer was also the subject of the Towers Perrin analysis and the conclusions described above were also applicable to the CEO's compensation. His base salary was below the median in the salary surveys and his total compensation was substantially below the market. The Committee adjusted his base salary, increasing it by four percent. Although the Committee considered that a greater adjustment would bring his salary closer to the market and reflect the Committee's high evaluation of his performance, the Committee deferred to his recommendation that his base salary be adjusted consistent with other salary adjustments. The Committee evaluated Mr. Berube's performance as high because of several factors: management's attention to short and long-term strategic planning as well as to successive planning; continuation of good earnings given slow growth and increasing competition; providing timely information to Board members concerning trends in the industry and other matters necessary for the proper execution of their duties; and the maintenance of good relationships with key regulators of the Company. Additionally, as described above, Berube was given an award of options and the right to receive the equivalent of dividends on the options if the TSR performance measure is achieved over the three years 1994 through 1996. The purpose of the award was the same as described above for the officers generally: to tie his compensation more closely to the creation of shareholder value and to provide compensation comparable to that offered by similar companies. The amount of his award was determined based upon the goal of bringing his total compensation closer to total compensation as determined in the market survey. Even after his base salary increase and the option and dividend equivalent award, his total compensation remains below the market.

LONG-TERM INCENTIVE PLAN

     The Long-Term Incentive Plan approved by the shareholders in May 1992 is intended to reward employees who make important contributions to the continued growth, development and financial success of the Company, or its subsidiaries, and to attract and retain such employees. It is the vehicle used for making the awards of restricted stock and options described above.

     The Plan also includes stock options granted under a prior plan which were outstanding at the time the Plan became effective. Grants of options under that prior Plan were made to executive officers and other key employees at 100% of the closing price on the New York Stock Exchange Composite Transactions at the date of grant and the options could not be exercised for two years from the date of grant.

BENEFITS ENCOURAGING OWNERSHIP OF COMPANY STOCK

     The executive officers also receive other benefits which are designed to facilitate stock ownership and which are available to all employees. The Company's Deferred Savings and Employee Stock Ownership (401(K)) Plan is available to all regular employees of the Company including officers. A member may elect to contribute a maximum of 4% or 6% of qualifying pay, depending on years of service, which is invested, at the member's election, in a bond fund, Common Stock fund or fixed rate income fund for the employee's benefit. Depending on the employee's years of service, the Company contributes 60% to 70% of the employee's contribution. The Company's contribution is invested in the Company Common Stock Fund. Thus, all participating employees, including executive officers, are beneficial owners of Company Common Stock.

     The Company also has an Employee Stock Purchase Plan which allows employees, including executive officers, to purchase Company Common Stock at market prices regularly through payroll deduction and directly without incurring brokerage fees. This Plan also facilitates employee stock ownership.

                    Personnel Committee

          J. P. Lucas, Chairman               A. F. Cain
          R. D. Corette                       K. Foster
          B. D. Harris                        C. T. Hibbard
          C. Lehrkind, III                    D. P. Lambros
          G. H. Selover                       N. E. Vosburg

                                PERFORMANCE GRAPH

     The following performance graph shows the five-year cumulative total return for the Company, the Standard &
Poor's 500 and a group of utilities which are included in the Standard & Poor's 24 Electric Power Company Index:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG MONTANA POWER COMPANY (MPC), THE S & P 500 INDEX AND
                          THE S & P ELECTRIC CO. INDEX


                                          Indexed\Cumulative Returns
                        Base
                        Period   Return   Return   Return   Return   Return
Company\Index Name      1989     1990     1991     1992     1993     1994
- ------------------      ------   ------   ------   ------   ------   ------

MONTANA POWER CO          100    103.05   153.64   152.28   157.59   150.40
S&P 500 INDEX             100     96.89   126.42   136.05   149.76   151.74
ELECTRIC COMPANIES        100    102.61   133.58   141.43   159.26   138.44

*$100 INVESTED ON 12/31/89 IN STOCK OR INDEX, INCLUDING
REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

                           SUMMARY COMPENSATION TABLE

      The following table shows compensation paid by the Company for services rendered during the fiscal years 1994, 1993 and 1992 for named executive officers.

                                                                          All
Name and Principal             Annual            Long-Term                Other
   Position             Year   Compensation      Compensation             Comp(3)
                                                 Securities    LTIP        ($)
                               Salary ($)(1)     Underlying   Payouts
                                                 Options (#)   ($)(2)
D. T. Berube            1994   305,100           26,800                   6,300
CEO & Chairman of       1993   274,100                                    6,296
the Board               1992   232,000                                    6,110

R. P. Gannon            1994   237,800           16,700                   6,300
President &             1993   225,000                                    5,846
COO - Utility           1992   205,923                                    5,673

J. J. Murphy            1994   211,543                0       22,704      5,850
President -             1993   188,307                                    5,846
Entech                  1992   178,846                                    5,674

A. K. Neill             1994   156,800            8,300                   6,300
Executive V. P. -       1993   148,000                                    6,177
Utility                 1992   140,962                                    5,837

R. F. Cromer
President and COO -     1994   152,000            9,700                   6,219
Independent Power       1993   136,000                                    5,439
Group                   1992   100,769                                    4,028

_________________

      (1)The salary reported includes the executive's annual base federally taxable earnings, pretax contributions to the Company's Deferred Savings and Employee Stock Ownership (401(K)) Plan, tax deferred Executive Benefit Restoration Plan contributions, pretax Section 125 flexible spending account contributions and pretax medical premium contributions.

      (2)Mr. Murphy's payout under the restricted stock plan, results from the calculation of the extent to which 1994 performance measures were met. Note that the value shown is about one-third of the estimated 1994 payout opportunity shown on the Long-Term Incentive Plan Table, infra. This payout is subject to approval by the Personnel Committee.

      (3)All Other Compensation for the named executive officers is the value of the Company's matching contribution of stock made to the executives' accounts under the Deferred Savings and Employee Stock Ownership (401(K)) Plan sponsored by the Company. Mr. Murphy also received awards of restricted stock pursuant to the Long-Term Incentive Plan (LTIP) as described in the LTIP Table, infra.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to the named executive officers, concerning individual grants of stock options at fiscal year-end.

                             INDIVIDUAL GRANTS
                 Number of     Percent of
                 Securities   Total Option
                 Underlying    Granted to                                    Grant Date
                  Options     Employees in     Exercise or    Expiration     Present
Name             Granted(1)   Fiscal Year      Base Price(2)                    Date
Value(3)
                    (#)            (%)            ($/SH)                       ($)
D. T. Berube     26,800       22.9             22.625         09-16-2004      72,823(4)
R. P. Gannon     16,700       14.3             22.625         09-16-2004      45,378
A. K. Neill       8,300        7.1             22.625         09-16-2004      22,553
R. F. Cromer      9,700        8.3             22.625         09-16-2004      26,357


      (1)The options granted will be exercisable as follows:
one-third on March 31, 1995, one-third on December 31, 1995 and one-third on December 31, 1996, and thereafter for a period of ten years from the date of grant.

      (2)The Exercise price based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite
Transaction, on date of grant.

      (3)The Black-Scholes option pricing model was used to determine the options granted present value. The assumptions used in the Black-Scholes equation to determine the present value are as follows: market price of stock - $22.625, exercise price of option - $22.625, stock volatility - .1316, annualized risk free interest rate - 7.55%, 10-year option term and a stock dividend yield of 6.100%.

      (4)The exercise period for the options granted is ten years from the date of grant, however Mr. Berube's normal retirement will occur approximately four years from the date of grant, and the option must be exercised within three months of retirement. Therefore the Black-Scholes value calculated for Mr. Berube for this shorter exercise period, with all other assumptions the same, is $57,058.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

      The following table provides information with respect to the named executive officers, concerning exercise of stock options at fiscal year-end.


                            Value
                           Realized
                           (Market
                           Price at
                  Shares   Exercise     Number of Securities
                 Acquired    Less      Underlying Unexercised        Value of Unexercised
                    on     Exercise  Options at Fiscal Year-End     in-the-Money Options at
                 Exercise   Price(1)            (#)                Fiscal Year-End ($23.00(2))
      Name         (#)       ($)     Exercisable  Unexercisable   Exercisable    Unexercisable
D. T. Berube            0         0        5,000         26,800   $         0    $    10,050
R. P. Gannon            0         0        4,500         16,700   $     3,938    $     6,263
J. J. Murphy        1,408     8,638       11,797              0   $    51,359    $         0
A. K. Neill             0         0       12,700          8,300   $    40,206    $     3,113
R. F. Cromer           50       197        5,181          9,700   $    10,475    $     3,638

      (1)Based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite Transactions, of the Corporation's Common Stock on date of stock option exercise.

      (2)Based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite Transactions, of the Corporation's Common Stock on December 31, 1994.

      The following table provides information with respect to the named executive officers, regarding each award made in the last completed fiscal year.
                 Long-Term Incentive Plan ("LTIP") - Awards In Last Fiscal Year

                                     Performance   Estimated Future Payouts Under
                                      or Other     Non-Stock Price Based Plans(3)
Name              Number of          Period Until
                 Shares, Units       Maturation    Threshold       Target        Maximum
                  or Rights           or Payout        $              $             $
                     (#)
                                     01/01/94
                                       thru
D. T. Berube(1)            26,800    12/31/96      57,888          128,640       160,800

                                     01/01/94
                                       thru
R. P. Gannon(1)            16,700    12/31/96      36,339           80,160       100,200

J. J. Murphy(2)             2,606    12/31/97       6,678           66,779        66,779
                            2,762    12/31/98       7,078           70,776        70,776
                            2,928    12/31/99       7,503           75,030        75,030

                                     01/01/94
                                       thru
A. K. Neill(1)              8,300    12/31/96      18,061           39,840        49,800

                                     01/01/94
                                       thru
R. F. Cromer(1)             9,700    12/31/96      20,952           46,560        58,200

      (1)Messrs. Berube, Gannon, Neill and Cromer were awarded the right to receive the equivalent, in cash, of the value of the dividends on the number of options granted in 1994 for the period January 1, 1994 through December 31, 1996, to the extent that certain performance criteria are achieved as described under the Executive Officers Compensation in the Personnel Committee Report on Executive Compensation, supra.

      (2)In 1994, Mr. Murphy was awarded restricted stock which contain both performance and time restrictions as described under Executive Officers Compensation in the Personnel Committee Report on Executive Compensation, supra.

      (3)The dividend equivalent estimates for Messers. Berube, Gannon, Neill and Cromer are based upon the current $1.60 per share annual dividend.

                               RETIREMENT BENEFITS

     The Pension Plan table illustrates the estimated annual benefits payable to executives under the Company's Retirement Plan (a qualified defined benefit plan) and under the Company's Benefit Restoration Plan for Senior Management Executives (a non-qualified defined benefit plan for senior management executives).

     The table shows the estimated annual benefits payable upon retirement at age 65 based on the listed remuneration and years of service classifications calculated upon accrued benefits to January 1995.

     These benefits may be reduced if such persons retire before reaching age 65. The amounts presented in the table are based upon single life annuity calculations notwithstanding the availability of joint and survivor provisions provided by the qualified pension plan.

                     PENSION PLAN PLUS BENEFIT RESTORATION

                                      Years
Remuneration        15        20          25         30         35
 150,000          92,612   103,149      113,686    124,223   134,760
 175,000         108,237   120,649      133,061    145,473   157,885
 200,000         123,862   138,149      152,436    166,723   181,010
 225,000         139,487   155,649      171,811    187,973   204,135
 250,000         155,112   173,149      191,186    209,223   227,260
 275,000         170,737   190,649      210,561    230,473   250,385
 300,000         186,362   208,149      229,936    251,723   273,510
 325,000         201,987   225,649      249,311    272,973   296,635
 350,000         217,612   243,149      268,686    294,223   319,760
 375,000         233,237   260,649      288,061    315,473   342,885
 400,000         248,862   278,149      307,436    336,723   366,010

QUALIFIED PENSION PLAN
      The Retirement Plan (Plan) of the Company applies to all eligible regular employees including officers. Benefits are computed for all eligible employees by using the following formula: .95 of 1% of the highest consecutive three year average annual base compensation within the last ten years (Final Average Compensation) up to the appropriate Social Security Integration Level, plus 1.5 of 1% of the Final Average Compensation in excess of the Social Security Integration Level ($25,920 for a normal retiree
(age 65) in 1995) times the number of credited years of service up to 35 years maximum. Remuneration covered by the Plan corresponds to that reported in the Cash Compensation Column of the Annual Compensation Table less payments in lieu of vacation and payments made to the non-qualified retirement plan. As of March 1, 1995, credited years of service under the Plan are: 30 years for Mr. Berube, 28 years for Mr. Cromer, 21 years for Mr. Gannon, 17 years for
Mr. Murphy, and 36 years for Mr. Neill.

NON-QUALIFIED BENEFIT RESTORATION PLAN FOR SENIOR MANAGEMENT EXECUTIVES
      Executive officers also participate in a non-qualified Benefit Restoration Plan for executive officers and certain other key employees implemented in December 1986. In 1994, the named executive officers participated in the Plan. This Plan provides for annual benefit payments upon retirement to the participant over the participant's lifetime or, in the event of the participant's death, to the participant's beneficiary for the remainder of a 15-year period commencing on the date of the participant's retirement. This benefit is in addition to the pension plan benefit.

      Life insurance is carried on Plan participants in favor of the Company to enable the Company to help fund the Plan. Participants in the Plan contribute to the cost of life insurance carried by the Company. All death proceeds are specifically directed to the Plan trust for the sole purpose of paying for Plan benefits and premium costs.

NON-QUALIFIED BENEFIT RESTORATION PLAN FOR DIRECTORS
      All Company and Entech Directors participated in a non-qualified retirement plan (the Benefit Restoration Plan for Directors). The Plan was implemented in 1986 for all eligible Directors. This Plan provides for annual benefit payments to vested participants upon retirement. It is intended to allow for supplemental income to the Director at the time of retirement or to beneficiaries in the event of the Director's death. The duration of the benefit payments will be over the lifetime of the participant or, in the event of the participant's death, the participant's designated beneficiary will be paid for the remainder of a 15-year period commencing on the date of the participant's retirement. A schedule of Director's benefits is as follows:

 Years of   Annual       Years of      Annual
 Service    Benefit      Service      Benefit
 1         $ 1,200       6            $ 8,400
 2         $ 2,400       7            $10,200
 3         $ 3,600       8            $12,000
 4         $ 5,100       9            $14,100
 5         $ 6,600      10            $16,500

                              EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with Messrs. Berube, Cromer, Gannon, Murphy, and Neill to provide benefits under certain circumstances after a change of control of the Company if their employment is subsequently terminated without cause by the Company or with good reason by the employee. The agreements provide that each such employee shall be employed by the Company in a position comparable to his current position with compensation and benefits which are at least equal to his then current compensation and benefits through December 31, 1995 (subject to extension by the Board of Directors or earlier termination due to voluntary termination by the employee or termination by the Company for cause).

      The agreements with Messrs. Berube, Cromer, Gannon, Murphy, and Neill provide that if, after a change of control, the employee's employment is terminated by the Company without cause, or if the employee terminates his employment for good reason, the employee is entitled to (i) a lump sum payment in the amount of 299.9 percent of the base amount of his compensation, (ii) calculation of retirement benefits as if the employee had continued employment to Normal Retirement Date (as defined in the Retirement Plan for Employees of The Montana Power Company) subject to certain reductions and (iii) continued participation in the Company's (or substantially equal substitute) life insurance, health insurance, dental insurance and disability insurance plan and other welfare benefit plans for a period of three years following termination. In the event that any amounts paid to Messrs. Berube, Cromer, Gannon, Murphy, or Neill under their agreements are subject to excise tax imposed under the Internal Revenue Code of 1986, the Company shall pay an additional amount (the "Gross-Up Payment") equal to the amount of any excise taxes and any state or federal taxes on the Gross-Up Payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Express Personnel Services, a temporary employment agency owned by David Verbael (the son of W. C. Verbael, Vice President of Accounting, Finance and Information Services) and his wife provides the Company with temporary personnel for which it was paid approximately $200,000 in 1994.

      Blue Cross/Blue Shield of Montana, a health insurance company of which Alan F. Cain, a director of the Company, is CEO and President, administers the Company's and its subsidiaries' health plan for which it was paid $585,855 in 1994.

                            SECTION 16(a) COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and to furnish the Company with copies of all such reports they file.

      To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements were complied with.

ITEM 2.

            PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
INTRODUCTION

      The Board of Directors of the Company unanimously recommends that the shareholders vote in favor of amending the Company's Restated Articles of Incorporation ("Articles"), as proposed here. The purpose of the amendment is to prevent a purchaser of a majority of the Company's voting power from circumventing the Company's staggered Board structure and/or increasing the number of directors to seize immediate control of the Board. These board structures were established to make it more difficult and time-consuming to change majority control of the Board, reducing the vulnerability of the Company to (1) an unsolicited takeover that does not contemplate the acquisition of all the Company's outstanding shares, or (2) an unsolicited proposal for the restructuring or sale of all or part of the Company. As more fully described below, the Board believes that, as a general rule, such proposals are not in the best interest of the Company and its shareholders insofar as they do not permit the Board to negotiate with a potential acquiror from the strongest practical position.

      For these reasons, on January 24, 1995, the Board of Directors of the Company unanimously adopted and declared advisable and in the best interests of the Company, and recommends that the shareholders of the Company adopt at the meeting, an amendment to the Articles described in detail below.

PURPOSE AND EFFECTS OF THE AMENDMENT

      The 1980's provide many examples of accumulations of substantial stock positions in public corporations by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the corporation or other similar extraordinary corporate action. Such actions were often undertaken by the third party without advance notice to or consultation with management or the board of directors of the corporation. In many instances, the purchaser sought representation on the corporation's board of directors in order to increase the likelihood that its proposal would be implemented by the corporation. If the corporation resisted the efforts of the purchaser to obtain representation on the corporation's board, the purchaser would commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser was not truly interested in taking over the corporation, but used the threat of a proxy fight and/or a bid to take over the corporation as a means of obtaining for itself a special benefit, such as a repurchase of its equity position at a substantial premium over market price, not available to other shareholders. While the early 1990's witnessed a decline in these types of transactions, the more recent past has exhibited somewhat of a resurgence of hostile and unsolicited takeover proposals. The techniques described above remain available and the Company could find itself subject to abusive tactics of this nature if the Proposed Amendment is not adopted, as a purchaser could circumvent certain of the current Bylaw and Articles provisions which were expressly enacted to frustrate such abusive actions and to allow the Board and the Company to evaluate and respond to unsolicited takeover proposals from the strongest position practicable.

      The Board believes that the imminent threat of removal of the Company's management in the aforementioned situations through a change in composition of the Board would severely curtail the ability of the Board to negotiate effectively with such purchasers. The Board and management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. If the Proposed Amendment is adopted, it will help ensure that the Board, if confronted by a proposal from a third party which has acquired a significant block of voting stock, will have sufficient time to review any proposal and other alternatives and to take appropriate action.

      Takeovers or changes in the Board or management of the Company which are proposed and effected without prior consultation and negotiation are not necessarily detrimental to the Company and its shareholders. The Proposed Amendment, by making it more difficult for a shareholder to circumvent the staggered board and number of directors protection, may discourage or make more difficult a proxy contest or the assumption of control by a holder of a substantial block of the Company's voting stock or the removal of the incumbent Board and could thus increase the likelihood that incumbent directors will retain their positions. In addition, if the Proposed Amendment discourages such takeover attempts, the adoption of the Proposed Amendment could tend to reduce temporary fluctuations in the market price of the Company's stock that could result from accumulations of large blocks of stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. However, the Board believes that the benefits in protecting its ability to negotiate with or to resist the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company, and to seek out appropriate alternatives, if desirable, outweigh these disadvantages. The Proposed Amendment is designed to further encourage those who seek control of the Company to negotiate a transaction with the Board, thereby giving the Board an opportunity to resist abusive takeover tactics that might permit a change of control that does not offer appropriate value to shareholders and to structure a transaction in which all shareholders are permitted to participate. In this way, the Board believes that adoption of the Proposed Amendment may ultimately enhance the potential realizable value of a shareholder's investment.

DESCRIPTION OF THE PROPOSED AMENDMENT

      Pursuant to the Articles, the Bylaws, including Section 11 (which establishes the staggered Board) may be amended by a majority vote of the outstanding shares of the Company entitled to vote on such amendment.
Article V (which establishes a range for the number of directors) may be amended, in accordance with the Montana law, if the votes cast favoring such amendments at a shareholders' meeting exceed the votes cast opposing such amendment (so long as a quorum exists at such meeting). Therefore, an entity with a majority of the voting power of the Company could circumvent the provisions of Section 11 and Article V, which were enacted to frustrate certain abusive takeover tactics described above. Such an entity could repeal the staggered Board provisions or simply exercise majority voting power to increase the number of directors constituting the Board and fill the vacancies created thereby with its own nominees. Such a scenario would completely circumvent the purpose of the staggered Board provisions. The Proposed Amendment, if adopted, would prevent this by providing that Section 11 of the Bylaws and Article V of the Articles may not be amended, altered, changed, or repealed, nor may any provision inconsistent therewith be adopted, by the Company's shareholders without the concurrence of the holders of at least two-thirds of the outstanding shares of the Company.

VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENT

      The Montana law provides, in general, that if a quorum exists, an amendment to a corporation's Articles will be approved if the votes cast favoring such amendment exceed the votes cast opposing the amendment. Montana law also permits provisions in a corporation's Articles which require a greater shareholder vote for any corporate action than the vote otherwise required by law. It further requires that any Article amendment that seeks to install any such "supermajority" voting requirements must be approved by the same supermajority shareholder vote sought to be established by such amendment. Therefore, in order to adopt the Proposed Amendment, the concurrence of the holders of at least two-thirds of the outstanding shares of the Company is required.

SUMMARY OF SECTION 11 OF THE BYLAWS

      Section 11 of the Bylaws ("Section 11") provides that the Board shall consist of 14 directors and shall be divided into three groups, each as nearly equal in number as possible, with directors serving for three year terms (or, in all cases, until their respective successors are duly elected and qualified). The Company has had a staggered Board structure for many years. This classification of directors makes it more difficult to change the over-all composition of the Board. At least two shareholders' meetings, instead of one, are required for shareholders to effect a change in a majority of the Board. Although the Company has not, in the past, experienced any difficulties with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a staggered Board helps assure the continuity and stability of the Company's affairs and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. Accordingly, on January 24, 1995, the Board amended the provisions of Section 11 pertaining to the staggered Board in order to ensure that such provision complies with applicable statutory requirements with respect to staggered Boards.

      Section 11 further provides, among other things, the procedures for increasing and decreasing the number of directors constituting the Board (which may be varied from time to time by majority vote of the Board), removing directors, filling Board vacancies and indemnifying officers and directors. These provisions are generally consistent with the provisions of Montana law governing such matters. The summary description of Section 11 is not intended to be complete and is qualified in its entirety by reference to the full text of Section 11 that is set forth in Exhibit B to this Proxy Statement, which shareholders are urged to read carefully.

SUMMARY OF ARTICLE V

      Article V provides that the number of directors serving on the Board shall be fixed by the Bylaws, but shall not be less than three nor more than 18, and that in the absence of a Bylaw fixing the number of directors, the number of directors shall be 11. By fixing the maximum number of directors that may serve on the Board at 18, this provision is intended to prevent a third-party from gaining control of the Board, as discussed below, by simply enlarging and increasing the size of the Board and filling the new directorships created thereby with its own nominees. The full text of Article V is set forth in Exhibit C to this Proxy Statement, which shareholders are urged to read carefully.

GENERAL

      The Proposed Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, but rather is being recommended in order to assure fair treatment of the shareholders in takeover situations. While the Proposed Amendment is not part of an integrated plan by management to adopt anti-takeover measures, the Articles and Bylaws currently contain provisions, other than those discussed herein, which may make a change of control more difficult to effect. Shareholders previously approved Articles provisions which generally require a supermajority shareholder vote as a condition to the Company engaging in certain business combinations with a holder of 10% of the Company's outstanding shares, unless the transaction satisfies certain fair price criteria. In addition the Company's Bylaws contain a provision requiring shareholders to provide the Company advance notice of their intention to nominate persons for election as directors at a shareholder meeting and to provide certain information about such director candidates. The Board has no present intention of proposing other anti-takeover measures in future proxy solicitations.

      Adoption of the Proposed Amendment will not affect the listing of the Company's Common Stock on either the New York or Pacific Stock Exchanges.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.


                                    EXHIBIT A

      Article V of the Restated Articles of Incorporation, as amended, shall be amended so that the following paragraph is added at the end thereof:

            "Notwithstanding anything contained in these Articles (including
      Article VIII hereof) or in the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any amendment, alteration, change or repeal of, or the adoption of any provision inconsistent with, this Article V or Section 11 of the Bylaws of the Corporation by shareholders shall require the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon."

                                    EXHIBIT B

      SECTION 11. The affairs of the Corporation shall be managed by a Board of fourteen (14) Directors. The Directors shall be divided into three groups, each as nearly equal in number as possible. Each group of Directors shall stand for election upon expiration of their terms. Directors shall hold office for a term of three (3) years or until a successor is duly elected and qualified.

      The number of Directors may be increased or decreased from time to time by amendment to these Bylaws duly adopted by the Directors, but no increase or decrease shall exceed thirty percent (30%) of the number provided for immediately before the change if that number was fixed by the shareholders.
No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The classification and term of Directors may be changed from time to time by amendment to the Bylaws duly adopted by the Directors, but no such change shall affect the term of any incumbent director.

      The shareholders at any meeting, by the vote of two-thirds of the number of shares outstanding and entitled to vote for the election of Directors, may remove any Director and fill the vacancy. If less than the entire Board is to be removed, no Director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of Directors of which he is a part.

      Vacancies in the Board of Directors may be filled by the Board at any meeting at which a quorum is present. If the Directors remaining in office are fewer than a quorum, the vacancy may be filled by the vote of a majority of the Directors remaining in office. Any Director appointed by the Board to fill a vacancy created in the Board of Directors by virtue of an increase in the number of Directors shall hold office until the next regular annual meeting of the shareholders at which time the shareholders shall elect a person to fill such office.

      The Company shall indemnify each present or future Director and Officer of the Company in the manner provided in Sections 35-1-451 through 35-1-459, M.C.A.

      The foregoing right of indemnification shall not exclude or restrict any other rights or actions which any Director or Officer may have, and shall be available whether or not the Director or Officer continues to hold such office at the time of incurring such expense or discharging such liability.

                                    EXHIBIT C

      ARTICLE V. The number of Directors of this Corporation shall be fixed by the Bylaws, but shall be not less than three (3) nor more than eighteen
(18). In the absence of a Bylaw fixing the number of directors, the number of Directors shall be eleven (11).

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Price Waterhouse has been selected by the Board of Directors upon recommendation of its Audit Committee as the independent accountants for the Company and its subsidiaries for the year 1995.

     A representative of Price Waterhouse will be present at the shareholders' meeting and will have the opportunity to make a statement if he/she desires to do so and will be available to respond to questions. The same firm has audited the Company's accounts for many years.

                                     GENERAL

     The cost of soliciting proxies will be borne by the Company.
Solicitation will be made by mail and may also be made by the Company's Officers or other regular employees, personally or by telephone. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners.

     The Company has selected Beacon Hill Partners, Inc. to assist in the solicitation of proxies by personal interviews and telephone for a fee of $20,000. The Company will also pay the customary charge of brokers and nominees for forwarding proxy material to beneficial owners.

     Proposals of shareholders intended to be presented at the 1996 Annual Meeting, including nominations of Directors to be elected at such meeting, must be received by the Office of the Secretary, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, no later than December 6, 1995.

                         By Order of the Board of Directors


                         Pamela K. Merrell
                         Vice President and Secretary

MAP TO CIVIC CENTER
1340 Harrison Avenue, Butte, Mt 59701

                                 PREFERRED STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" Items 1 and 2.


ACCOUNT NUMBER                            Dated _________________________, 1995

                                          X ___________________________________

                                          X ___________________________________
                                                  Signature of Shareholder


Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.




             THE MONTANA POWER COMPANY - ANNUAL MEETING, MAY 9, 1995
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. T. Berube, R. P. Gannon and P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at the Annual Meeting of Shareholders of The Montana Power Company to be held in Butte, Montana, on May 9, 1995 at
10:00 a.m., and at any and all adjournments thereof.

 1.  ELECTION OF DIRECTORS:

 _   FOR all nominees listed below             _   WITHHOLD AUTHORITY
     (except as marked contrary below)             to vote for all nominees
                                                   listed below

                         Corette, Harris, Neill, Vosburg

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name here:

The Board of Directors recommends a vote "For" Item 2.

 2.  Adopt the Amendment to the Articles of Incorporation.

 _   For                  _   Against                   _    Abstain


______________________________________________________________________________
           (Continued and to be filled in and signed on reverse side)

                                  COMMON STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" Items 1 and 2.


ACCOUNT NUMBER                            Dated _________________________, 1995

                                          X ___________________________________

                                          X ___________________________________
                                                  Signature of Shareholder


Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.




             THE MONTANA POWER COMPANY - ANNUAL MEETING, MAY 9, 1995
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. T. Berube, R. P. Gannon and P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at the Annual Meeting of Shareholders of The Montana Power Company to be held in Butte, Montana, on May 9, 1995 at
10:00 a.m., and at any and all adjournments thereof.

 1.  ELECTION OF DIRECTORS:

 _   FOR all nominees listed below             _   WITHHOLD AUTHORITY
     (except as marked contrary below)             to vote for all nominees
                                                   listed below

                         Corette, Harris, Neill, Vosburg

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name here:

The Board of Directors recommends a vote "For" Item 2.

 2.  Adopt the Amendment to the Articles of Incorporation.

 _   For                  _   Against                   _    Abstain



______________________________________________________________________________
           (Continued and to be filled in and signed on reverse side)